SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
             _______________________________________

                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported):
                  April 9, 1999 (April 7, 1999)

                    THE FAIRCHILD CORPORATION
       ---------------------------------------------------
     (Exact name of registrant as specified in its charter)

         Delaware             1-6560
------------------------   -----------------------
(State of Incorporation)  (Commission File Number)

           34-0728587
------------------------------------
(I.R.S. Employer Identification No.)


45025 Aviation Drive, Suite 300
Dulles, Virginia                                  20166-7516
---------------------------------------       ---------------
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  703-478-5800










                           PAGE 1 OF 5
ITEM 5.  OTHER EVENTS

Reserve for Fairchild Technologies Division

     On April 7, 1999, Fairchild announced that in its fiscal third quarter ended March 28, 1999, it will reserve the gain of $32.73 million from the sale of 5,571,088 common shares of AlliedSignal, Inc., against expenses expected to be incurred by Fairchild in connection with the disposition of its Fairchild Technologies Division. For some time, the Fairchild Technologies Division has been hindered by problems in the Asian market, and has been accounted for as a discontinued operation since February, 1998. There is no assurance that the $32.73 million reserve will be sufficient to cover such expenses.

     Additional information is indicated in Fairchild's press release issued on April 7, 1999, which is included as Exhibit
99.1 to this Form 8-K.

Merger of Banner Aerospace into Fairchild

     On April 8, 1999, Banner Aerospace, Inc. merged with Fairchild and Fairchild acquired the remaining 15 percent of Banner that it did not already own. Banner is now a wholly-owned subsidiary of Fairchild. Each share of Banner preferred stock was converted into one share of Banner Common Stock; and, each share of Banner common stock, other than stock owned by Fairchild, was converted into the right to receive .7885 shares of Fairchild's Class A common stock. Fairchild will issue approximately 2,981,452 shares of its Class A common stock in exchange for the outstanding shares of Banner common stock. In addition, each outstanding option to acquire Banner common stock under Banner's stock option plans was converted into the right to purchase on exercise the number of shares of Fairchild Class A common stock that they would have received as merger consideration had the options been exercised before the merger, except that each option, to the extent not then exercisable, became exercisable in full on the date of the merger.

Additional information is indicated in Fairchild's press release issued on April 8, 1999, which is included as Exhibit 99.2 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     99.1 Press Release of The Fairchild Corporation, dated April
          7, 1999.

          99.2 Press Release of The Fairchild Corporation, dated
          April 8, 1999.


                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 9, 1999

                         THE FAIRCHILD CORPORATION


                         By:  _________/s/___________
                              Donald E. Miller
                              Executive Vice President

Exhibit 99.1
Press Release dated April 7, 1999

       Dulles, Virginia (April 7, 1999) -- The Fairchild Corporation [Nyse: FA] announced today that in its fiscal third quarter ended March 28, 1999, it will reserve the gain of $32.73 million from the sale of 4,571,088 common shares of AlliedSignal Inc., received by Banner Aerospace, Inc. in January, 1998, against expenses to be incurred in connection with dispositions of its Fairchild Technologies Division. For some time, the Fairchild Technologies Division has been hindered by problems in the Asian market, and since February, 1998, has been accounted for as a discontinued operation.

      "The Company has taken action to reduce substantially expense at Fairchild Technologies, while continuing to pursue its sale and merger options with various interested parties," said Dr. Eric I. Steiner, President and Chief Operating Officer of The Fairchild Corporation.

      The  Fairchild Corporation is a leading worldwide aerospace
and   industrial  fastener  manufacturer,  and  aerospace   parts
distributor.

     This news release contains forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933, as amended, and Section 21-E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements as a result of the risks associated with the Company's business, changes in general economic conditions, and changes in the assumptions used in making such forward-looking statements.

Exhibit 99.2
Press Release dated April 8, 1999


The Fairchild Corporation [Nyse: FA] Completes Acquisition of
Banner Aerospace, Inc. [Nyse: BAR]

       Dulles, Virginia (April 8, 1999) -- The Fairchild Corporation [Nyse: FA] announced today that it has completed the acquisition of Banner Aerospace, Inc. [Nyse: BAR], which now becomes a wholly-owned subsidiary of Fairchild. Under the merger, Fairchild acquired the remaining 15 percent of Banner Aerospace capital stock it did not already own.

      Each share of Banner Aerospace common stock was converted into the right to receive .7885 shares of Fairchild Class A Common Stock. As a result of the transaction, Fairchild will issue approximately 2,981,452 shares of its Class A Common Stock.

      The  Fairchild Corporation is a leading worldwide aerospace
and   industrial  fastener  manufacturer,  and  aerospace   parts
distributor.    Banner   Aerospace  provides   distribution   and
aftermarket services to the aviation industry.

     This news release contains forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933, as amended, and Section 21-E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements as a result of the risks associated with the Company's business, changes in general economic conditions, and changes in the assumptions used in making such forward-looking statements.


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